EXHIBIT 99.1


SIMCLAR, INC. ANNOUNCES NEW CFO

Hialeah, FL- February 6th, 2006- Simclar, Inc. (NASDAQ:SIMC), a multi-plant electronics contract manufacturer named Marshall W. Griffin, Jr. Chief Financial Officer and Secretary.

Marshall is currently employed as Chief Financial Officer for Master Industries, Inc. a major injection molding company located in Piqua, Ohio. He will begin his employment with Simclar, Inc. on February, 13th, 2006. Marshall has over 20 years experience at the Controller and Chief Financial Officer level for both public and non-public companies.

Ian Durie, Vice President of Finance, and Director of Simclar, Inc. commented:
"Marshall's background as a Chief Financial Officer, coupled with his tenure working for manufacturing companies will be an immediate benefit to Simclar, Inc. We welcome Marshall to Simclar, Inc. during its expansion with the pending acquisition of Litton Interconnect Technologies."

Simclar, Inc., with five North American manufacturing locations, has been engaged in contract manufacturing of electronic and electro-mechanical products for OEMs for 30 years.

Visit Simclar, Inc at its website, www.simclar.com for more information about the Company.

Contact: Barry Pardon, President, 305-827-5240